EXHIBIT 23.2



                            KAFOURY, ARMSTRONG & CO.
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS





                          INDEPENDENT AUDITORS' CONSENT




         We consent to the incorporation by reference in the Registration Statement of Itronics, Inc. on Form S-8 to be filed on or about April 10, 2001 of our report March 14, 2001 dated on the consolidated financial statements of Itronics, Inc. and subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Annual Report on Form 10-KSB of Itronics, Inc. for the year ended December 31, 2000



                                           /s/ Kafoury, Armstrong & Company



Reno, Nevada
April 9, 2001